UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2023

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Between June 20, 2023 and June 23, 2023, Computer Programs and Systems, Inc. (the “Company”) entered into an Executive Severance Agreement (the “Severance Agreement”) with each of Matt J. Chambless (Chief Financial Officer, Secretary and Treasurer), David A. Dye (Chief Operating Officer), Dawn M. Severance (Chief Sales Officer), and Amaris McComas (Chief People Officer), as well as other members of the Company’s senior management team (each, an “Executive”). The purposes of the Severance Agreements are to standardize the compensation arrangements among the Company’s senior management team and to aid in the Company’s attraction and retention of executive-level talent, as well as to enhance protections for the Company in connection with executive transitions. Under the Severance Agreement, in the event the Executive is terminated by the Company without “Cause” (as defined in the Severance Agreement), other than within twelve (12) months following a “Change in Control” (as defined in the Severance Agreement) of the Company, the Executive will be eligible to receive, in addition to any accrued but unpaid amounts or benefits, (i) twelve (12) months (eighteen (18) months, in the case of Mr. Dye) of equal installment payments which are in the aggregate equal to one (1) times (one and one half (1.5) times, in the case of Mr. Dye) the sum of the Executive’s base salary and target bonus for the year in which the termination event occurs; (ii) up to twelve (12) months (eighteen (18) months, in the case of Mr. Dye) of reimbursements for medical and/or dental continuation coverage; (iii) continued vesting of the Executive’s outstanding unvested shares of restricted stock during the period in which the Executive is subject to non-competition and non-solicitation covenants; and (iv) a pro rata portion of the Executive’s outstanding cash incentive awards and performance share awards to be calculated in the manner set forth in the applicable award agreements based on the degree of attainment of the applicable performance goals at the end of the applicable performance period, with the amount of the awards, if any, to be pro-rated based on the number of days that the Executive was employed by the Company during the performance period.

The Severance Agreement further provides that, in the event the Executive is terminated by the Company without Cause within twelve (12) months following a Change in Control of the Company, the Executive will be eligible to receive, in addition to any accrued but unpaid amounts or benefits, (i) a lump sum payment equal to one and one half (1.5) times (two (2) times, in the case of Mr. Dye) the sum of the Executive’s base salary and target bonus for the year in which the termination event occurs; and (ii) up to twelve (12) months (eighteen (18) months, in the case of Mr. Dye) of reimbursements for medical and/or dental continuation coverage.

The Executive’s receipt of severance payments and benefits is subject to the Executive’s execution and non-revocation of a release of claims in the Company’s favor and compliance with confidentiality, non-disparagement and other covenants, all as more specifically provided for in the Severance Agreement. Additionally, the Executive’s receipt of severance payments and benefits is subject to the Executive’s compliance with non-competition and non-solicitation covenants for twelve (12) months (eighteen (18) months, in the case of Mr. Dye) following the termination event.

The foregoing summary of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Form of Executive Severance Agreement entered into between Computer Programs and Systems, Inc. and each executive officer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: June 26, 2023	By:	/s/ Matt J. Chambless
Matt J. Chambless
Chief Financial Officer, Secretary and Treasurer

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